UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	September 29, 2004

TOR Minerals International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)
0-17321	74-2081929
(Commission File Number)	(IRS Employer Identification No.)

722 Burleson Street Corpus Christi, Texas	78402
(Address of Principal Executive Offices)	(Zip Code)

(361) 883-5591

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN

OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

We entered into a lease agreement schedule (the "Schedule") dated September 27, 2004, effective September 29, 2004, with Banc of America Leasing & Capital, LLC ("BALC") for equipment related to the HITOX plant expansion. The amount of the lease, $694,204.69, has a term of 84 months with equal installments of $8,792.35. At the end of the lease term, we can either: 1) return the equipment; 2) extend the lease for a period to be agreed upon by us and BALC for an amount equal to the equipment's fair market rental value as determined by BALC; or 3) purchase the equipment at the then fair market value of the equipment.

The Schedule contains an early buyout provision that grants us the option of purchasing the equipment after payment of the 72nd installment for $172,301.60.

The Schedule is part of a master lease agreement entered into with BALC dated August 9, 2004, effective August 13, 2004, for an amount not to exceed $1,200,000. The latest date for any funding shall be December 31, 2004.

The master lease agreement and corresponding Schedule are filed as Exhibits 10.1 and 10.2

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are furnished in accordance with 601 of Regulation S-K:
Exhibit No.	Description
10.1	Master Lease Agreement with BALC, dated August 9, 2004, effective August 13, 2004
10.2	Schedule Number 001 to Master Lease Agreement with BALC, dated September 27, 2004, effective September 29, 2004*

__________________

* Confidential treatment requested.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)

Date: October 5, 2004	RICHARD BOWERS
Richard Bowers President and CEO

Date: October 5, 2004	LAWRENCE W. HAAS
Lawrence W. Haas Treasurer and CFO

EXHIBIT INDEX
Exhibit No.	Description
10.1	Master Lease Agreement with BALC, dated August 9, 2004, effective August 13, 2004
10.2	Schedule Number 001 to Master Lease Agreement with BALC, dated September 27, 2004, effective September 29, 2004*

__________________

* Confidential treatment requested.